UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2008
AVANADE INC.
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-51748 (Commission File Number)	91-2032865 (I.R.S. Employer Identification No.)
2211 Elliott Avenue, Suite 200
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 239-5600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 2, 2008, Mitchell C. Hill informed the Board of Directors of Avanade Inc. (the “Company”) of his intention to retire from the position of Chief Executive Officer of the Company and to resign from his position as a member of the Board of Directors effective August 31, 2008. On May 5, 2008, the Board of Directors appointed Adam Warby, the Company’s current Executive Vice President, Sales and Marketing and General Manager, Europe, to succeed Mr. Hill as Chief Executive Officer of the Company immediately following the effectiveness of his retirement and to fill the position on the Board of Directors vacated by Mr. Hill following his resignation. Pursuant to the Third Amended and Restated Contribution and Stockholders Agreement dated as of February 14, 2005, among Accenture Ltd and certain of its affiliates, Microsoft Corporation and the Company, until the completion of an initial public offering of common stock, the Company’s Board of Directors is to consist of six directors and include the Company’s Chief Executive Officer.
     A description of the background and business experience of Mr. Warby can be found in the Company’s Transition Report on Form 10-K for the fiscal year ended August 31, 2007, filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2007. The Compensation Committee of the Board of Directors has not yet determined whether the Company will enter into a new employment agreement or other compensation arrangement with Mr. Warby. The Company’s current employment agreement with Mr. Warby was filed as an exhibit to the Company’s Form 10, filed with the SEC on January 20, 2006, and his compensation for the fiscal year ended August 31, 2007 was disclosed and discussed in the Company’s Information Statement, filed with the SEC on December 21, 2007.
     A copy of the Company’s related press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit
Number	Description

Exhibit 99.1	Press release of Avanade dated March 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVANADE INC.
Date: May 6, 2008	By:	/s/ Mark H. Voigts
		Name:	Mark H. Voigts
		Title:	General Counsel and Secretary